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                                                                   EXHIBIT  23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 19, 1995, except as to Notes F and G which are as of November 17, 1995, which appears on page 35 of the 1995 Annual Report to Stockholders of Parametric Technology Corporation, which is incorporated by reference in Parametric Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Boston, Massachusetts
February 23, 1996


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